Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Biodexa Pharmaceuticals PLC

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares, nominal value £0.00005	(1)	457(c)	358,750,000,000	$0.0004	$143,500,000	0.0001531	$21,969.85
Total Offering Amounts:							$143,500,000		21,969.85
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$21,969.85

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Offering Note(s)

(1)	(A) American Depositary Shares (“Depositary Shares”) issuable upon the deposit of the ordinary shares, nominal value £0.00005 per share (“Ordinary Shares”), registered hereby have been registered under a separate Registration Statement on Form F-6 (File No. 333-207186), as amended. Each Depositary Share represents 10,000 Ordinary Shares; (B) This Registration Statement also includes an indeterminate number of shares underlying the Depositary Shares that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended; (C) Includes (i) 350,000,000,000 Ordinary Shares that are issuable pursuant to a securities purchase agreement, dated January 17, 2025 (the “Purchase Agreement”), by and between the Registrant and C/M Capital Master Fund, LP (“Capital Master”), as Purchase Shares, and (ii) 8,750,000,000 Ordinary Shares that may be issuable to Capital Master to release the Company of its liability to pay a commitment fee as consideration for Capital Master’s execution and delivery of the Purchase Agreement, as Commitment Shares; (D) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sales price of the Depositary Shares on the NASDAQ Capital Market on January 15, 2025, such date being within five business days prior to the date that this registration statement was filed with the U.S. Securities and Exchange Commission, divided by 10,000 (to give effect to the 1:10,000 ratio of Depositary Shares to Ordinary Shares).